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EXHIBIT 32.1

CERTIFICATION

         Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2003 (18 U.S.C.ss. 1350, as adopted), I, Dianne Hatton-Ward, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifiy that, to the best of his or her knowledge:

         1. The Company's Annual Report on Form 10-KSB for the period ended September 30, 2006, and to which this Certification is attached as Exhibit 32.1 (the "PERIODIC REPORT") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: December 28, 2006


/S/ Dianne Hatton-Ward
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Dianne Hatton-Ward
CEO & CFO

A signed original of this written statement required by Section 906 has been provided to Yummies, Inc. and will be retained by Yummies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request


THIS CERTIFICATION ACCOMPANIES THIS REPORT PURSUANT TO SS. 906 OF THE SARBANES-OXLEY ACT OF 2004 AND SHALL NOT BE DEEMED "FILED" BY THE COMPANY FOR PURPOSES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.






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